Exhibit 10.1

CONSULTING AGREEMENT

AGREEMENT made as of September 27, 2013, between American DG Energy Inc., a Delaware corporation with its principal place of business at 45 First Avenue, Waltham Massachusetts 02451 (the "Company"), and Anthony S. Loumidis, an individual at 19 Frost Lane, Sudbury, MA 01776 (the "Consultant").

The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.    Services. The Consultant agrees to perform such consulting, financial advisory, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company. The Consultant agrees to use his or her best efforts; business judgment and skill in rendering consulting services hereunder and all services provided by the Consultant under this Agreement shall be conducted in a competent and professional manner. The Consultant represents and warrants that he or she does not have any obligation to any third party that in any way conflicts with the performance by the Consultant of his or her obligations under this Agreement. The Consultant shall promptly provide the Company with a notice of any conflict of interest between the services being performed for the Company and other services performed by the Consultant (a "Notice of Conflict of Interest").

2.    Compensation.

2.1    Consulting Fee. The Company shall pay to the Consultant a consulting fee of One Hundred Dollars ($100.00) per year, payable in arrears on the last day of the year.

2.2    Reimbursement of Expenses. The Company shall reimburse the Consultant for all pre-approved reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his or her services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

3.    Term and Termination. This Agreement shall commence on September 27, 2013, and shall continue until terminated by either party in accordance with this Section 3. Either party may terminate this Agreement upon thirty (30) days' prior written notice to the other party. In addition, the Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his or her obligations under this Agreement, terminate the Agreement immediately in the event the Consultant breaches this Agreement.

In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company.

4.    Confidentiality. The Consultant acknowledges that his or her relationship with the Company is one of high trust and confidence and that in the course of performing the Services hereunder he or she will have access to and contact with Proprietary Information (as hereinafter defined). The Consultant agrees that he or she will not, during the term of this Agreement or at any time thereafter, disclose to others, or use for his or her own benefit or the benefit of others, any Proprietary Information, except to such extent as may be necessary in the ordinary course of performing the Services under this Agreement. For purposes of this Agreement, "Proprietary Information" shall mean all information (whether or not patentable or copyrightable) owned, possessed or used by the Company, including without limitation any trade secrets, know-how, data, processes, formulas, methods, technology, pricing, and sales and marketing information. The Consultant's obligations under this Section 4 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant of the terms of this Section 4, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company. Upon termination of this Agreement, or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, data, reports, price lists, customer lists, drawings, plans and other documents (and all copies or reproductions thereof) relating to the actual or anticipated business of the Company.

The Consultant acknowledges that any breach of the provisions of this Section 4 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The

Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

5.    Competitive Activities. During the term of this Agreement, the Consultant will not, directly or indirectly, either alone or as a partner, stockholder, officer, director, advisor, consultant or employee of any company or any other organization or enterprise, engage in any activity relating to the development, manufacture, marketing or sale of a product that competes with a product being sold or under development by the Company. During the term of this Agreement, and for a period of two (2) years thereafter, the Consultant will not solicit, interfere with or endeavor to entice away any officer or employee of, or consultant to, the Company or in any manner encourage any officer or employee of the Company to leave its employ.

6.    Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company. The Consultant agrees to indemnify and hold harmless the Company from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Company resulting from the Consultant not being characterized as an "independent contractor."

7.    Notices. All notices required or permitted under this Agreement shall be in writing and shall be addressed to the other party at the address first above shown, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7. All notices shall be sent by registered or certified mail, return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

8.    Business Relationship.  The entering into of this Agreement shall be treated as a continuation of the “Business Relationship” of the Consultant with the Company, as such term is used in any option or restricted stock agreements that the Consultant has entered into with the Company.

9.    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

10.    Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

11.    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this agreement to the substantive law of another jurisdiction. Any dispute which may arise out of or in connection with this Agreement shall be adjudicated before a court located in Boston, Massachusetts and the parties hereby submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts located in Boston, Massachusetts and of the federal courts in Boston, Massachusetts with respect to any action or legal proceeding commenced by either party, and irrevocably waives any objection either party now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and each party hereby consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address first above shown, or at such other address or addresses as either party shall designate to the other in accordance with Section 7 of this Agreement. In the event any such action is brought, whether at law or in equity, then the prevailing party shall be paid his, her or its reasonable attorney's fees, expenses and disbursements arising out of such action. Each party hereto hereby waives trial by jury in any action or proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or in connection with this Agreement.

12.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective heirs, successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him or her.

13.    Severability and Waiver. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other rights. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

The Consultant                        American DG Energy Inc.

By:     /s/ Anthony S. Loumidis                By:     /s/ John N. Hatsopoulos
Name:    Anthony S. Loumidis                Name:    John N. Hatsopoulos
Title:    Chief Executive Officer

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